Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Van A. Dukeman, CFA
President and CEO
vdukeman@bankillinois.com
Champaign, Illinois
217.351.6568

Main Street Trust Reports Earnings for Quarter and 2003

CHAMPAIGN, Ill., January 23, 2004/PRNewswire – Main Street Trust, Inc. (OTCBB: MSTI) recorded solid earnings for the quarter and year ended December 31, 2003.  Unaudited consolidated net income for the quarter ended December 31, 2003 totaled $3.910 million or $0.41 diluted earnings per share, compared to $4.449 million or $0.42 per share for the same period in 2002. MSTI’s net income for the year ended December 31, 2003 totaled $16.605 million or $1.60 diluted earnings per share, compared to $17.381 million or $1.60 per share for the same period in 2002.

Van A. Dukeman, President and CEO stated that, “Year-to-date net earnings per share were flat compared to 2002; however, as the economy continues to recover, loan demand, which showed growth late in the fourth quarter, should continue to increase.  In addition, the strong equity markets should bode well for future wealth management fees, and expense control continues to be good.  The return on equity reached a record 14.06% in the fourth quarter of 2003.  It should be noted that the Company utilized approximately $32.395 million, including expenses, to repurchase 1,074,140 shares of MSTI common stock on September 30.”

Dukeman further stated that, “Credit quality is quite positive, which is reflected by our solid credit ratios.  For example, the total non-performing loans for the Company as of December 31, 2003 were $1.020 million with the allowance for loan losses relative to non-performing loans amounting to 959% (almost a 10 to 1 coverage of allowance to problem loans).”

100 W. University Avenue, Champaign, IL 61820

Financial Highlights

The following delineates applicable financial measurements:

•                  Net Income Per Share

•                  Diluted total net income per share was $1.60 for the year and $0.41 for fourth quarter 2003

•                  Compared to $1.60 per share for the year 2002

•                  Compared to $0.42 per share for fourth quarter 2002

•                  Compared to $0.40 per share for third quarter 2003

•                  Net Income

•                  Total net income was $16.605 million for the year and $3.910 million for fourth quarter 2003

•                  Compared to $17.381 million for the year 2002, a 4.5% decrease

•                  Compared to $4.449 million for fourth quarter 2002

•                  Compared to $4.265 million for third quarter 2003

•                  Return on Assets

•                  Return on assets was 1.47% for the year and 1.36% for fourth quarter 2003

•                  Compared to 1.58% for the year 2002

•                  Compared to 1.61% for fourth quarter 2002

•                  Compared to 1.49% for third quarter 2003

•                  Return on Equity

•                  Return on equity was 12.67% for the year and 14.06% for fourth quarter 2003

•                  Compared to 12.79% for the year 2002

•                  Compared to 13.28% for fourth quarter 2002

•                  Compared to 12.11% for third quarter 2003

•                  Net Yield on Earning Assets

•                  Net yield on earning assets was 3.85% for the year and 3.69% for fourth quarter 2003

•                  Compared to 4.22% for the year 2002

•                  Compared to 4.16% for fourth quarter 2002

•                  Compared to 3.76% for third quarter 2003

•                  Non-Interest Revenues as a % of Total Revenues

(Net of Interest Expense, Excluding Gains/Losses on Sales of Securities)

•                  Non-interest revenues as a % of total revenues were 34.26% for the year and 34.80% for fourth quarter 2003

•                  Compared to 30.94% for the year 2002

•                  Compared to 31.42% for fourth quarter 2002

•                  Compared to 35.92% for third quarter 2003

•                  Efficiency Ratio (Excluding Restructuring Expenses and Gains/Losses on Sales of Securities)

•                  Efficiency ratio was 53.45% for the year and 53.21% for fourth quarter 2003

•                  Compared to 52.85% for the year 2002

•                  Compared to 51.50% for fourth quarter 2002

•                  Compared to 53.55% for third quarter 2003

•                  Non-Performing Loans

•                  Non-performing loans were $1.020 million as of December 31, 2003, or 0.15% of loans

•                  Compared to $2.221 million or 0.33% of loans as of December 31, 2002

•                  Compared to $2.530 million or 0.38% of loans as of September 30, 2003

•                  Book Value Per Share

•                  Book value per share as of December 31, 2003 was $11.73

•                  Compared to $12.85 per share as of December 31, 2002

•                  Compared to $11.53 per share as of September 30, 2003

•                  Total Assets

•                  Total assets were $1.154 billion as of December 31, 2003

•                  Compared to $1.123 billion as of December 31, 2002

•                  Compared to $1.147 billion as of September 30, 2003

•                  Total Assets Under Management

•                  Total assets under management were $1.514 billion as of December 31, 2003

•                  Compared to $1.415 billion as of December 31, 2002

•                  Compared to $1.438 billion as of September 30, 2003

Cash Dividend Paid

The Company distributed a $0.21 per share cash dividend payable to shareholders of record on January 9, 2004.  This represents a five percent (5%) increase over the prior period cash dividend and a forty percent (40%) increase over the $0.15 per share cash dividend paid in January 2003.

The home office of Main Street Trust, Inc. is located in a tax increment district, and the dividends may be tax exempt for Illinois income tax purposes.  The Company recommends that shareholders consult with their tax advisors on this issue.

Main Street Trust Stock

Main Street Trust stock trades on the Over-the-Counter Bulletin Board under the symbol “MSTI”.  The closing price of MSTI stock at December 31, 2003 was $31.00 per share.  This represents a 27.6% increase since December 31, 2002 and nearly a 66% and 94% increase over the prior two and three years, respectively.  The Company also continues with its Stock Repurchase Program, allowing the purchase of up to 5% of the shares outstanding.  Shares can be sold through any brokerage service.

Franchise

Main Street Trust, Inc. is a $1.2 billion financial services organization headquartered in Champaign, Illinois, and has two bank subsidiaries; BankIllinois and First National Bank of Decatur, offering 17 banking offices and 55 ATM’s in five communities in Illinois including, Champaign, Urbana, Decatur, Shelbyville, Mahomet and Mt. Zion, and one retail payment processing subsidiary, FirsTech, Inc. The Company’s Wealth Management Division also manages over $1.5 billion in investment assets for individuals and institutions.

This letter may contain forward-looking statements.  Forward-looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or similar statements or variations of such terms which express views concerning trends and the future.  These forward looking statements are not historical facts and instead are expressions about management’s confidence and strategies, and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions.  Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the general economic or market conditions, government regulation, competition or other factors.  For additional information about these factors, please review our filings with the Securities and Exchange Commission.

SELECTED FINANCIAL HIGHLIGHTS

(dollars in thousands, except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

Average Balances:
Total Assets	$1,138,483	$1,097,135	$1,126,660	$1,100,282
Investment Securities	373,224	310,758	360,747	317,409
Gross Loans(1)	661,123	674,220	655,225	682,869
Earning Assets	1,053,279	1,015,516	1,043,076	1,016,434
Deposits	883,647	857,862	861,720	852,126
Interest Bearing Liabilities	861,618	805,456	833,250	803,836
Common Equity	110,332	132,881	131,080	135,914

Financial Highlights:
Tax Equivalized Net Interest Income	$9,790	$10,637	$40,201	$42,944
Total Assets	1,154,174	1,122,728	1,154,174	1,122,728
Gross Loans(1)	676,677	676,373	676,677	676,373
Reserve for Loan Losses	9,786	9,259	9,786	9,259
Non-Performing Loans	1,020	2,221	1,020	2,221
Net (Charge-offs)/Recoveries	(387)	(691)	(943)	(1,450)
Total Assets Under Management	1,514,142	1,414,642	1,514,142	1,414,642

Financial Ratios:
Return on Average Assets(2)	1.36%	1.61%	1.47%	1.58%
Return on Average Equity(2)	14.06%	13.28%	12.67%	12.79%
Net Yield on Average Earning Assets(2),(4)	3.69%	4.16%	3.85%	4.22%
Net Interest Spread(2),(4)	3.36%	3.65%	3.45%	3.66%
Non-Interest Revenues as a% of Total Revenues(3),(6)	34.80%	31.42%	34.26%	30.94%
Net Overhead Efficiency Ratio(3),(4)	53.21%	51.50%	53.45%	52.85%
Average Loan to Deposit Ratio	74.82%	78.59%	76.04%	80.14%
Reserve for Loan Losses to Loans	1.45%	1.37%	1.45%	1.37%
Reserve as a Percentage of Non-Performing Loans	959.41%	416.88%	959.41%	416.88%
Dividend Payout Ratio(7)	43.01%	32.41%	43.01%	32.41%

Common Stock Data:
Shareholders’ Equity	$111,450	$134,470	$111,450	$134,470
Common Shares Outstanding	9,500,369	10,464,272	9,500,369	10,464,272
Shareholders’ Equity to Total Assets	9.66%	11.98%	9.66%	11.98%
Book Value Per Share	$11.73	$12.85	$11.73	$12.85
Cash Dividends Paid Per Share	$0.20	$0.13	$0.70	$0.52
Market Price at Period End(5)	$31.00	$24.30	$31.00	$24.30
Price to Book Ratio(5)	264.28%	189.11%	264.28%	189.11%
Price to Earnings Ratio(5),(7)	19.38	15.19	19.38	15.19

(1) Loans include mortgage loans held-for-sale and nonaccrual loans.

(2) Annualized.

(3) Does not include restructuring expenses and securities gains/losses.

(4) On a fully tax-equivalized basis.

(5) Closing price at end of period.

(6) Net of interest expense.

(7) Last 12-months earnings

Consolidated Balance Sheets

(Unaudited, in thousands, except share data)

	December 31, 2003	December 31, 2002	% Change
ASSETS
Cash and due from banks	$45,899	$59,744	(23.2)%
Federal funds sold and interest bearing deposits	30,004	43,002	(30.2)%
Cash and cash equivalents	75,903	102,746	(26.1)%

Investments in debt and equity securities:
Available-for-sale, at fair value	265,914	240,616	10.5%
Held-to-maturity, at cost	97,056	68,563	41.6%
Non-marketable equity securities	7,756	7,031	10.3%
Total investments in debt and equity securities	370,726	316,210	17.2%

Mortgage loans held for sale	632	2,972	(78.7)%
Loans, net of allowance for loan losses	666,259	664,142	0.3%
Premises and equipment	17,622	18,349	(4.0)%
Accrued interest receivable	6,430	7,315	(12.1)%
Other assets	16,602	10,994	51.0%
Total assets	$1,154,174	$1,122,728	2.8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$162,175	$163,903	(1.1)%
Interest bearing	736,297	704,683	4.5%
Total deposits	898,472	868,586	3.4%
Federal funds purchased, repurchase agreements and notes payable	102,998	80,651	27.7%
Federal Home Loan Bank advances and other borrowings	29,980	27,806	7.8%
Accrued interest payable	1,669	2,252	(25.9)%
Other liabilities	9,605	8,963	7.2%
Total liabilities	1,042,724	988,258	5.5%

Shareholders’ equity:
Preferred stock	—	—	0.0%
Common stock	112	112	0.0%
Paid in capital	55,271	55,337	(0.1% )%
Retained earnings	101,521	92,853	9.3%
Accumulated other comprehensive income	1,941	3,776	(48.6)%
	158,845	152,078	4.4%

Less: treasury stock, at cost	(47,395)	(17,608)	169.2%

Total shareholders’ equity	111,450	134,470	(17.1)%
Total liabilities and shareholders’ equity	$1,154,174	$1,122,728	2.8%

Consolidated Statements of Income

(Unaudited, in thousands, except share data)

	Quarter Ended December 31,			Twelve Months Ended December 31,
	2003	2002	% Change	2003	2002	% Change
Interest income:
Loans and fees on loans	$9,919	$11,699	(15.2)%	$41,467	$48,080	(13.8)%
Investments in debt and equity securities
Taxable	2,855	2,839	0.6%	11,502	12,471	(7.8)%
Tax-exempt	548	592	(7.4)%	2,270	2,375	(4.4)%
Federal funds sold and interest bearing deposits	84	135	(37.8)%	447	437	2.3%
Total interest income	13,406	15,265	(12.2)%	55,686	63,363	(12.1)%

Interest expense:
Deposits	3,233	4,311	(25.0)%	14,070	18,714	(24.8)%
Federal funds purchased, repurchase agreements and notes payable	277	250	10.8%	1,094	1,169	(6.4)%
Federal Home Loan Bank advances and other borrowings	403	390	3.3%	1,559	1,834	(15.0)%
Total interest expense	3,913	4,951	(21.0)%	16,723	21,717	(23.0)%

Net interest income	9,493	10,314	(8.0)%	38,963	41,646	(6.4)%
Provision for loan losses	480	460	4.3%	1,470	1,450	1.4%
Net interest income after provision for loan losses	9,013	9,854	(8.5)%	37,493	40,196	(6.7)%

Non-interest income:
Remittance processing	1,899	1,722	10.3%	7,211	7,277	(0.9)%
Trust and brokerage fees	1,553	1,304	19.1%	5,783	5,929	(2.5)%
Service charges on deposit accounts	639	611	4.6%	2,545	2,373	7.2%
Securities transactions, net	37	(17)	(317.6)%	(12)	211	(105.7)%
Gain on sales of mortgage loans, net	322	595	(45.9)%	2,536	1,368	85.4%
Other	654	494	32.4%	2,231	1,708	30.6%
Total non-interest income	5,104	4,709	8.4%	20,294	18,866	7.6%

Non-interest expense:
Salaries and employee benefits	4,352	4,314	0.9%	18,245	18,721	(2.5)%
Occupancy	642	617	4.1%	2,489	2,376	4.8%
Equipment	602	710	(15.2)%	2,389	2,779	(14.0)%
Data processing	545	568	(4.0)%	2,108	2,300	(8.3)%
Office supplies	304	302	0.7%	1,266	1,261	0.4%
Service charges from correspondent banks	233	223	4.5%	931	932	(0.1)%
Other	1,228	1,178	4.2%	4,913	4,792	2.5%
Total non-interest expense	7,906	7,912	(0.1)%	32,341	33,161	(2.5)%

Income before income taxes	6,211	6,651	(6.6)%	25,446	25,901	(1.8)%
Income taxes	2,301	2,202	4.5%	8,841	8,520	3.8%
Net income	$3,910	$4,449	(12.1)%	$16,605	$17,381	(4.5)%

Per share data:
Basic earnings per share	$0.41	$0.43	(4.7)%	$1.62	$1.61	0.6%
Weighted average shares of common stock outstanding	9,496,069	10,468,023	(9.3)%	10,242,929	10,792,092	(5.1)%

Diluted earnings per share	$0.41	$0.42	(2.4)%	$1.60	$1.60	0.0%

Weighted average shares of common stock and dilutive potential common shares outstanding	9,621,600	10,572,850	(9.0)%	10,359,836	10,878,823	(4.8)%